UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by Spero Therapeutics, Inc. (the “Company”) on January 2, 2024 entitled “Spero Therapeutics Announces First Patient First Visit for Phase 3 PIVOT-PO Trial Evaluating Tebipenem HBr in Complicated Urinary Tract Infections” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On January 2, 2024, the Company announced its first patient, first visit for PIVOT-PO, a pivotal Phase 3 clinical trial of tebipenem HBr in patients with complicated urinary tract infection (cUTI), including acute pyelonephritis (AP).

PIVOT-PO is a global, randomized, double-blind, pivotal Phase 3 clinical trial of oral tebipenem HBr vs. IV imipenem cilastatin, in hospitalized adult patients with cUTI/AP. Patients are being randomized 1:1 to receive tebipenem HBr (600 mg) orally every six hours, or imipenem cilastatin (500 mg) IV every six hours, for a total of seven to ten days. The primary efficacy endpoint will be overall response (composite of clinical cure plus microbiological eradication) at the test-of-cure visit. The primary analysis for the trial will be an assessment of non-inferiority (NI) in the microbiological intention-to-treat population, based on a 10% NI margin, which is consistent with U.S. Food and Drug Administration (“FDA”) guidance for non-inferiority studies in cUTI/AP. The trial is designed to enroll approximately 2,648 patients, with randomization stratified by age, baseline diagnosis (cUTI or AP), and the presence or absence of urinary tract instrumentation. The FDA has indicated that positive and persuasive results from PIVOT-PO, supported with confirmatory evidence of efficacy, could be sufficient to support approval of tebipenem HBr as a treatment for cUTI, including pyelonephritis, for a limited use indication.

Under the terms of its previously announced exclusive license agreement (the “License Agreement”) with GlaxoSmithKline Intellectual Property (No. 3) Limited (“GSK”), the Company will be entitled to receive a $95.0 million development milestone that is payable in four equal semiannual installments. In addition, the Company is also eligible to receive the following milestone/royalty payments under the terms of the License Agreement conditional upon achievement of a certain progression of milestones: (1) an additional $25 million development milestone upon GSK’s submission of a new drug application with the FDA for tebipenem HBr; (2) up to $150 million in potential commercial milestones based on first commercial sales; (3) up to $225 million in potential sales-based milestones; and (4) low-single digit to low-double digit (if sales exceed $1.0 billion) tiered royalties on net product sales of tebipenem HBr in all territories, except Japan and certain other Asian countries.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These statements include, but are not limited to, statements about the design, initiation, timing, progress and results of the Company’s preclinical studies and clinical trials and its research and development programs, as well as the regulatory path forward for tebipenem HBr and potential FDA approval, the potential commercialization of tebipenem HBr and its future value, and the potential receipt under the GSK License Agreement of milestone payments and royalties on future sales of tebipenem HBr. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether tebipenem HBr will advance through the clinical trial process on a timely basis, or at all, taking into account the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design and clinical outcomes; whether the results of such trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether the FDA will require any additional clinical data or place labeling restrictions on the use of tebipenem HBr that would delay approval and/or reduce the commercial prospects of tebipenem HBr; whether a successful commercial launch can be achieved and market acceptance of tebipenem HBr can be established; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the Company’s need for additional funding; the ability to commercialize the Company’s product candidates, if approved; the Company’s ability to retain key personnel; the Company’s ongoing leadership transitions; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that the Company periodically makes with the U.S. Securities and Exchange Commission. The forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated January 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

In accordance with General Instruction B.2 on Form 8-K, except as set forth under Item 8.01, the information set forth in Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2024	SPERO THERAPEUTICS, INC.

	By:	/s/ Tamara Joseph
Tamara Joseph
Chief Legal Officer